UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8‑K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2018
NRG ENERGY, INC. (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001‑15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)
804 Carnegie Center, Princeton, New Jersey 08540 (Address of principal executive offices, including zip code)
(609) 524‑4500 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
[ ] Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
[ ] Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of NRG Energy, Inc. (the “Company”) has been undergoing a Board succession and refreshment process to align Board oversight with the strategic direction of the Company.
In connection with this process, the Board has accepted the retirement of Evan Silverstein, Barry Smitherman and Walter Young from the Board, effective March 6, 2018 and has agreed to reduce the size of the Board from thirteen (13) to twelve (12) members. The retirements of Messrs. Silverstein, Smitherman and Young were not the result of any disagreement with the Company or its management and the Board recognizes the exemplary service they have provided during their tenure, and most recently in oversight, implementation and execution of the Company’s previously announced Transformation Plan. Mr. Smitherman will continue his involvement with the Company as a consultant on a variety of government and regulatory matters.
With the retirements of Messrs. Silverstein, Smitherman and Young, the Board identified Mr. Matthew Carter and Ms. Heather Cox as director candidates and has appointed such individuals to serve on the Board, effective March 6, 2018. Mr. Carter and Ms. Cox will serve as independent directors and there is no arrangement or understanding between each Mr. Carter or Ms. Cox and any other person, pursuant to which they were appointed as a director.
Item 9.01 Financial Statement and Exhibits

(c)	Exhibits:

Exhibit No.	Description

99.1	Press release dated March 7, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

Dated: March 7, 2018	By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

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